                                                                    Exhibits 5.1

                     [Letterhead of Nicolette Loisel, Esq.]

                                  June 4, 2003

AuGRID Corporation
2275 East 55th Street
Cleveland, Ohio 44103

         Re:      Form S-8 Registration Statement
                  Various Consulting and Fee Agreements

Ladies and Gentlemen:

         I have acted as counsel for AuGRID Corporation, a Nevada corporation, formerly known as AuGRID of Nevada, Inc. (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 36,700,000 shares of the Corporation's Common Stock, $0.001 par value ("Common Stock"), that may be issued pursuant to the following: Consulting Agreement dated February 6, 2003, as amended April 23, 2003 and June 3, 2003, and entered into by and between the Corporation and Ahmad Alyasin; Fee Agreement dated January 8, 2003 and entered into by and between the Corporation and Johnice Cody; Fee Agreement dated June 2, 2003 and entered into by and between the Corporation and Angela Hardnick; and Fee Agreement dated June 2, 2003 and entered into by and between the Corporation and Athena Mills (collectively the "Agreements"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         I have examined the Articles of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by me to be relevant to this opinion letter and which were furnished by the Corporation, the Registration Statement and other documents and agreements I deemed necessary for purposes of expressing the opinion set forth herein. I also have made such further legal and factual examinations and investigations as I deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, I have relied upon certificates and statements of officers of the Corporation and certificates of public officials. I have made no independent investigation with regard thereto, and, accordingly, I do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without my express written consent. The only opinion rendered by me consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         I am admitted to practice law in the State of Texas, and render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of Texas and, with respect to the validity of corporate action and the requirements for the issuance of the Common Stock, of the General Corporation Law of the State of Nevada, Nevada Revised Statutes, Chapter 78.

         Based on the foregoing, it is my opinion that the 36,700,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Agreements, when issued in accordance with the terms and conditions of the Agreements, will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                           Sincerely,

                           /s/ Nicolette Loisel, Esq.
                           --------------------------
                           Nicolette Loisel, Esq.